EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this Registration Statement of MFRI, Inc. on Form S-3 of our report dated April 24, 1996, appearing in the Annual Report on Form 10-K of MFRI, Inc. for the year ended January 31, 1996 and to the reference to us under the "Experts" in the Prospectus, which is part of this Registration Statement.



                                   /S/  DELOITTE & TOUCHE LLP
                                   Deloitte & Touche LLP


 Chicago, Illinois
 February 14, 1997